Exhibit 99.1

SABRA HEALTH CARE REIT, INC. ANNOUNCES 2014 GUIDANCE; INCREASES QUARTERLY DIVIDEND ON COMMON STOCK; COMPLETES HUD REFINANCINGS OF $44.8 MILLION
IRVINE, CA, January 23, 2014 - Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ: SBRA) announced its outlook for the year ending December 31, 2014, Sabra's board of directors declared quarterly cash dividends of $0.36 per share of common stock and $0.4453125 per share of Series A Preferred Stock, and Sabra announced the completion of $44.8 million of mortgage debt refinancing with HUD.
2014 Outlook
The Company expects FFO to range between $1.64 and $1.68 per diluted common share and Normalized FFO, after adjusting for prepayment penalties, write-off of related deferred financing costs and issuance premiums associated with the repayment of $211.5 million of its senior unsecured notes and its completed and anticipated refinancings of secured mortgage debt ("Normalizing Items"), of between $2.19 and $2.23 per diluted common share. The Company expects AFFO to range between $1.58 and $1.62 per diluted common share and Normalized AFFO, after adjusting for Normalizing Items, of between $2.12 and $2.16 per diluted common share. The Company expects net income attributable to common stockholders to range between $0.62 and $0.66 per diluted common share.
The table below sets forth Sabra’s 2014 full year guidance:

	Low	High
Net income attributable to common stockholders	$0.62	$0.66

Add:
Depreciation and amortization	1.02	1.02

FFO	1.64	1.68
Normalizing items	0.55	0.55
Normalized FFO	$2.19	$2.23

FFO	$1.64	$1.68
Straight-line rental income adjustments	(0.36)	(0.36)
Stock-based compensation expense	0.16	0.16
Amortization of deferred financing costs	0.10	0.10
Acquisition pursuit costs	0.02	0.02
Non-cash loss on extinguishment of debt	0.02	0.02

AFFO	1.58	1.62
Normalizing items	0.54	0.54
Normalized AFFO	$2.12	$2.16
The Company's guidance excludes the impact of investments that may be made during 2014. The Company expects to make investments in 2014 totaling between $350.0 million and $400.0 million, which includes approximately $106.0 million of identified Forest Park Medical Center acute care hospital investments. The Company has identified and expects to close $170.0 million of investments during the first half of 2014. The Company expects to make between $180.0 million and $230.0 million of investments principally during the latter part of the second half of 2014. The expected investment amounts for 2014 are comprised of approximately 50% senior housing and memory care, 30% acute care hospitals (with Forest Park Medical Center) and 20% skilled nursing/post acute. Investments in 2014 are expected to be funded with existing cash, borrowings available under the revolving credit facility or the proceeds from additional issuances of common stock (through our At-the-Market common equity offering program or through other equity issuances), debt or other securities.

Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
Dividend Declaration
On January 23, 2014, Sabra's board of directors declared a quarterly cash dividend of $0.36 per share of common stock, which represents a 6% increase over the previously declared dividend. The dividend will be paid on February 28, 2014 to common stockholders of record as of the close of business on February 14, 2014.
Also on January 23, 2014, Sabra's board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on February 28, 2014 to preferred stockholders of record as of the close of business on February 14, 2014.
Mortgage Refinancing
On January 21, 2014, Sabra refinanced $44.8 million of existing variable rate mortgage indebtedness due August 2015 with mortgages guaranteed by the United States Department of Housing and Urban Development at a rate of 4.25% with maturities between 2038 and 2043. As a result of these refinancings and our recently announced bond refinancing, the Company reduced its weighted-average interest rate for all of its borrowings, excluding borrowings under the revolving credit facility, to 5.11% per annum from 6.04% per annum as of September 30, 2013.
ABOUT SABRA
Sabra Health Care REIT, Inc. (Nasdaq: SBRA), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a "REIT") that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These statements may be identified, without limitation, by the use of "expects," "believes," "intends," "should" or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our outlook for the full year 2014 and the assumptions made therein. Forward-looking statements in this release also include our expectations concerning the amount, timing and funding of investments during 2014.
These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors-many of which are out of the Company's control and difficult to forecast-that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: our dependence on Genesis HealthCare LLC, the parent company of Sun Healthcare Group, Inc., until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; conditions in the capital markets and our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the "SEC"), especially the "Risk Factors" sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, and related per share measures. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that FFO as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and AFFO (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and non-cash loss on extinguishment of debt) and acquisition pursuit costs. Normalized FFO represents FFO adjusted for prepayment penalties and the write-off of related deferred financing costs and issuance premiums associated with the repayment of $211.5 million of its senior unsecured notes and its completed and anticipated refinancings of secured mortgage debt. Normalized AFFO represents AFFO adjusted for prepayment penalties and the write-off of related deferred financing costs and issuance premiums associated with the repayment of $211.5 million of its senior unsecured notes and its completed and anticipated refinancings of secured mortgage debt. The Company considers Normalized FFO and Normalized AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. The Company believes that the use of FFO, Normalized FFO, AFFO and Normalized AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO, Normalized FFO, AFFO and Normalized AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for AFFO and Normalized AFFO, by excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and non-cash loss on extinguishment of debt) and acquisition pursuit costs, FFO, Normalized FFO, AFFO and Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO, Normalized FFO, AFFO and Normalized AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company's liquidity or operating performance. FFO, Normalized FFO, AFFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company's real estate assets nor do they purport to be indicative of cash available to fund the Company's future cash requirements. Further, the Company's computation of FFO, Normalized FFO, AFFO and Normalized AFFO may not be comparable to FFO, Normalized FFO, AFFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

Contact:
Investor & Media Inquiries: (949) 679-0410

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